UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

Energous Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36379	46-1318953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 210 San Jose, California 95134
(Address of principal executive offices) (Zip Code)

(408) 963-0200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on May 15, 2019, the matters described below were voted on and the numbers of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1) Holders of the Company’s common stock voted to elect eight members of the Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, as follows:

Name	For	Withheld	Broker Non-Votes
Stephen R. Rizzone	6,622,240	271,911	16,482,336
Martin Cooper	6,707,482	186,669	16,482,336
John R. Gaulding	6,226,056	668,095	16,482,336
Robert J. Griffin	6,280,808	613,343	16,482,336
Rex S. Jackson	6,354,226	539,925	16,482,336
Carol Lindstrom	6,266,055	628,096	16,482,336
Nicolaos G. Alexopoulos	6,658,139	236,012	16,482,336
Daniel W. Fairfax	6,667,034	217,117	16,482,336

(2) Holders of the Company’s common stock voted to ratify the appointment of Marcum LLP as The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as follows:

Shares voted in favor:	22,756,160
Shares voted against:	297,307
Shares abstaining:	323,020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President and Chief Financial Officer